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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Healthways, Inc. on Form S-8 of our report dated October 16, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to American Healthways, Inc. changing its method of accounting for goodwill and other intangible assets), appearing in the Annual Report on Form 10-K of American Healthways, Inc. for the year ended August 31, 2002.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Nashville, Tennessee

February 26, 2004